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POST EFFECTIVE AMENDMENT                                           Exhibit 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 1998, except for Note 17, as to which the date is September 25, 1998 (Global TeleSystems Group, Inc.), in Post Effective Amendment No. 4 to the Registration Statement (Form S-1 No. 333-45915) and related Prospectus of Global TeleSystems Group, Inc. dated on or about October 22, 1998.


                                            /s/ Ernst & Young LLP

Vienna, Virginia

October 21, 1998